Exhibit 99.2

CONSTELLATION BRANDS ANNOUNCES RETIREMENT OF
JIM BOURDEAU, EVP AND CHIEF LEGAL OFFICER;
JEFF LABARGE NAMED AS SUCCESSOR

ROCHESTER, N.Y., Oct. 2, 2025 – Constellation Brands, Inc. (NYSE: STZ), a leading beverage alcohol company, announced today that Jim Bourdeau, Executive Vice President and Chief Legal Officer, will be retiring as Chief Legal Officer on February 28, 2026, after more than 10 years with the company.

“Jim has been a trusted advisor and integral member of Constellation’s senior leadership and executive management teams over the last decade,” said Bill Newlands, President and Chief Executive Officer, Constellation Brands. “His extensive business knowledge, impressive legal expertise, and commitment to strong governance have guided our company through periods of growth and transformation. Jim’s broad strategic leadership, in addition to the leadership of our legal and public affairs teams, while navigating complex legal matters, has left a lasting impact. We thank him for his extensive contributions to our business, reaching well beyond his immediate responsibilities and wish him all the best in his retirement.”

Bourdeau joined Constellation Brands as Senior Vice President, General Counsel and Corporate Development in September 2014. During his tenure, he oversaw transformational M&A activity and expertly managed nuanced corporate structure legal matters, and the continued evolution of the company’s strategy, production capacity expansion of its beer business operations, and brand portfolio.

The company also announced that Jeff LaBarge will succeed Bourdeau as Executive Vice President and Chief Legal Officer effective March 1, 2026, at which time Bourdeau will transition into an Executive Vice President and Senior Advisor role, in which he will be responsible for advising the executive management team in the development of company strategy, including the company’s long-range plan, while also working to ensure a seamless transition of his Chief Legal Officer responsibilities to LaBarge.

“Jeff brings a strong balance of industry knowledge and experience in business law to this role,” said Newlands. “He has played key leadership roles in a number of our company’s strategic initiatives, transactions, and investments over the past several years. We are excited to welcome Jeff to our executive management team and look forward to his contributions in this new capacity and to the continued success of our legal function under his leadership.”

“I’m grateful for the opportunity to lead Constellation’s legal and public affairs functions and I look forward to continuing to add value to our business, building on our strong foundation thanks to Jim’s leadership over the years,” said LaBarge.

LaBarge joined Constellation in August 2016 as a Vice President, Deputy General Counsel and has held legal leadership roles with increasing responsibility in various divisions of the company, most recently being promoted to Senior Vice President, Senior Legal Counsel in February 2025. Before joining the company, LaBarge was an attorney and partner in the law firm of Nixon Peabody LLP from 2006 to 2016, where his practice focused on mergers and acquisitions, business transactions, and corporate law, and leading the firm’s food, beverage, and agriculture group.

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for brands from our high-end, imported beer portfolio anchored by the iconic Corona Extra and Modelo Especial, a flavorful lineup of Modelo Cheladas, and favorites like Pacifico, and Victoria; our exceptional wine brands including The Prisoner Wine Company, Robert Mondavi Winery, Kim Crawford, Schrader Cellars, and Lingua Franca; and our craft spirits brands such as Casa Noble Tequila and High West Whiskey.

As an agriculture-based company, we strive to operate in a way that is sustainable and responsible. Our ESG strategy is embedded into our business and we focus on serving as good stewards of the environment, investing in our communities, and promoting responsible beverage alcohol consumption. We believe these aspirations in support of our longer-term business strategy allow us to contribute to a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on LinkedIn and Instagram.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans, and objectives of management, including the timing of and transition plan for the announced senior management changes, the success of the Constellation’s legal function, and expected continued value additions to Constellation’s business, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that any of the events anticipated by the forward-looking statements will in fact occur or will occur on the timetable contemplated hereby. All forward-looking statements speak only as of the date of this news release and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including the accuracy of all projections, and other factors and uncertainties disclosed from time-to-time in Constellation Brands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2025, which could cause actual future performance to differ from current expectations.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Amy Martin 585-678-7141 / amy.martin@cbrands.com Carissa Guzski 315-525-7362 / carissa.guzski@cbrands.com	Blair Veenema 585-284-4433 / blair.veenema@cbrands.com Snehal Shah 847-385-4940 / snehal.shah@cbrands.com David Paccapaniccia 585-282-7227 / david.paccapaniccia@cbrands.com